Exhibit 10.03

            Compensation Agreement for James Triplett, April 24, 2000

                 Sale/Merger/Acquisition Compensation Agreement

         This Agreement, dated April 24, 2000, is between Lifschultz Industries, Inc. ("Lifschultz") and James C. Triplett (Jim), CEO of Hart Scientific, Inc. ("Hart Scientific"), a wholly owned subsidiary of Lifschultz.

         As compensation and consideration for Jim's contributions in increasing the value of Hart Scientific, Lifschultz agrees to the following:

         1. Subject to the provisions of paragraph 5 below, if at any time during the three years from the date of this Agreement Lifschultz and/or Hart Scientific, with or without Hart Scientific's subsidiary Calorimetry Sciences Corporation, is Acquired (defined below) for an amount which exceeds $25,000,000 in value (the "Acquisition Value"), Jim shall be paid 10% of the amount of Acquisition Value exceeding $25,000,000 as additional compensation. If Calorimetry Sciences Corporation is acquired by a third party before, after or separately from Lifschultz or Hart Scientific during the term of this Agreement, the value received for Calorimetry Sciences Corporation will be considered part of the Acquisition Value used to calculate Jim's 10% compensation under this Agreement. For purposes of this Agreement, Lifschultz or Hart Scientific will be considered to have been "Acquired" upon completion of any transaction or series of related transactions (each an "Acquisition") in which:

              a. Eighty percent (80%) of the shareholders of Lifschultz exchange their stock in Lifschultz for cash or a combination of cash and stock, through a merger, consolidation, sale or otherwise; or

              b. Either Lifschultz or Hart Scientific sells all or substantially all of its assets (which shall not necessarily include the stock of Calorimetry Sciences Corporation held by Hart Scientific).

         2. The Acquisition Value shall include the total consideration received or to be received by Lifschultz and/or Hart Scientific and the Lifschultz security holders, including cash, loans, property and securities, provided, however that if the Acquisition involves the disposition of assets, the value of any assets in excess of liabilities not disposed of by the company will be included in the Acquisition Value. For the purposes of this Agreement, to the extent the Acquisition Value is paid in registered securities of a third party, such securities shall be valued at the average of the closing sales price per shares of such securities as quoted on the primary exchange on which such securities are listed, as published in the Eastern Edition of The

              Wall Street Journal for the ten (10) trading days prior to the date of the execution of the definitive agreement for the acquisition transaction. To the extent that the Acquisition Value is paid in property other than in cash or registered securities of a third party, that portion of the Acquisition Value shall be the fair market value of such property as determined by mutual agreement between Jim and Lifschultz. In the event that that the parties fail to agree, the value of such other consideration shall be determined by an independent accounting firm, agreed upon by Jim and Lifschultz, which determination shall be binding on the parties. The fees paid to the accounting firm shall be the sole responsibility of Lifschultz or Hart Scientific.

         3. The determination as to whether Lifschultz or Hart Scientific may be Acquired shall be made by Lifschultz in its sole discretion and nothing in this Agreement shall obligate Lifschultz to enter into or complete any Acquisition transaction contemplated by this Agreement.

         4. All amounts owed Jim will be paid in the same ratio of cash (by cashier's check or other immediately available funds) to registered securities of the acquiring party as the Lifschultz shareholders receive at the closing of an Acquisition, except: (a) if any portion of the Acquisition Value is to be paid after such closing under an "earn-out," or third party escrow (a "hold-back") arrangement (but not installment or time-based payment arrangement), a proportional portion of the amount due Jim under this Agreement shall be paid if and when such subsequent payment of the Acquisition Value is made; and (b) if there is any post closing adjustment to the Acquisition Value (positive or negative) agreed to by the parties to such Acquisition, the amount due Jim under this Agreement shall be adjusted accordingly and promptly paid to or refunded by Jim; (c) if a portion of the amount owed Jim is paid with the registered securities of the acquiring company, then that amount shall be escrowed by a third party escrow agent agreed to by Jim and Lifschultz and paid to Jim on the eleventh day after closing with the amount of the payment calculated based on paragraph 2 above.

         5. Lifschultz is only obligated to pay the compensation referenced in paragraph 1 to Jim if an introduction to a third party that ultimately leads to an Acquisition has been made and Jim (a) has not voluntarily terminated his employment with Hart Scientific, or
              (b) has not died or become incapacitated. If such an introduction has been made prior to Jim's death or incapacitation, Jim's estate, heirs, successors or assigns shall be paid Jim's compensation as defined by this Agreement.

         6. Regardless of where or when the closing takes place, Jim shall be allowed to attend the closing even if he is not signing the closing documents or other papers on behalf of Lifschultz or Hart Scientific. Lifschultz will give Jim sufficient notice of the location of the closing so he has time to arrange to be there.

         7. In the event of any dispute regarding this Agreement, both parties agree to final and binding arbitration conducted in the State of Delaware in accordance with the Commercial Arbitration Rules of the American Arbitration Association. If the matter in controversy (exclusive of attorney fees and expenses) shall appear at the time of the demand for arbitration to exceed $100,000, then the panel to be appointed shall consist of three neutral arbitrators, otherwise one neutral arbitrator. Any arbitrator shall be either an accountant, investment banker or attorney experienced in transactions such as the Acquisition. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate in the circumstances. The decision rendered shall be in writing and the parties shall abide by the decision. Judgment upon the award of the arbitrator(s) may be entered in any court having proper jurisdiction.

         8. To the extent permissible by Delaware law, Lifschultz agrees to indemnify and hold harmless Jim, his heirs, successors and assigns from any legal action or judgments arising from this Agreement or an Acquisition as contemplated by this Agreement.

         9. This is the entire understanding and agreement between the parties. It cannot be modified, without the written consent from both parties. The waiver by a party of any provision of this Agreement shall be effective only if made in writing by such party and such waiver shall not be deemed to be a waiver of any provision except to the extent specified in such writing. This Agreement shall be governed by the laws of the State of Utah and shall be binding upon the parties and their successors and assigns. If any part of this Agreement is deemed unenforceable, the balance of the Agreement shall remain in full force and effect. The parties agree that a party defaulting in any way hereunder shall be obligated to reimburse and pay any and all legal fees and costs incurred by the other party in enforcing its rights hereunder, including reasonable attorneys' fees, whether such enforcement is by arbitration, suit or otherwise.

         The parties have executed this agreement personally or through a duly authorized representative, to be effective as of the date first written above.


DAVID LIFSCHULZ                           JAMES C. TRIPLETT
---------------                           -----------------
David Lifschultz for                      James C. Triplett
Lifschultz Industries




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